UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 26, 2024
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2024, Hope Bancorp, Inc. (“HOPE” or the “Company”) issued a news release concerning its results of operations and financial condition for the first quarter ended and as of March 31, 2024. A copy of the April 29, 2024, news release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company previously announced that it will host an investor conference call on Monday, April 29, 2024, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its first quarter ended and as of March 31, 2024. A presentation to accompany the conference call (“Earnings Presentation”), which contains certain historical and forward-looking information relating to the Company, has been made available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. A copy of the Earnings Presentation is furnished as Exhibit 99.2 and incorporated herein by reference.

Another presentation to accompany the conference call (“Merger Agreement Presentation”) that contains certain historical and forward-looking information relating to the Company's proposed merger with Territorial Bancorp Inc., as further described under Item 8.01 below, has been made available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. A copy of the Merger Agreement Presentation is furnished as Exhibit 99.5 and incorporated herein by reference.

The information furnished under Item 2.02, Item 7.01 and exhibits 99.1, 99.2 and 99.5 under Item 9.01 of this Current Report on Form 8-K to this Current Report on Form 8-K) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section, nor shall they be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be set forth as a specific reference in such filing.

Item 8.01 Other Events.

On April 29, 2024, the Company issued a news release announcing that its Board of Directors declared a quarterly cash dividend of $0.14 per common share. The cash dividend is payable on or about May 23, 2024, to all stockholders of record as of the close of business on May 9, 2024. A copy of the April 29, 2024, news release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On April 26, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Territorial Bancorp Inc., a Maryland corporation (“Territorial”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Territorial will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”). Following the Merger, Territorial Savings Bank, a wholly owned subsidiary of Territorial, will merge with and into Bank of Hope, a wholly owned subsidiary of the Company, with Bank of Hope continuing as the surviving bank. The Merger Agreement was unanimously approved by the Boards of Directors of each of the Company and Territorial.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, holders of Territorial common stock will have the right to receive 0.8048 shares of common stock, par value $0.001 per share, of the Company for each share of common stock, par value $0.01 per share, of Territorial. The Merger Agreement contains representations, warranties and covenants of both the Company and Territorial. The completion of the Merger is subject to approval of Territorial stockholders, regulatory approvals and customary closing conditions.

On April 29, 2024, the Company and Territorial issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.4 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a Proxy Statement of Territorial Bancorp Inc., that also constitutes a prospectus of Hope Bancorp, Inc. Territorial Bancorp shareholders are encouraged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger. Territorial Bancorp shareholders will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hope Bancorp and Territorial Bancorp at the SEC’s Internet site (www.sec.gov). Territorial Bancorp shareholders will also be able to obtain these documents, free of charge, from Territorial Bancorp at https://www.tsbhawaii.bank/tsb/investor-relations/.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	News release, dated April 29, 2024, concerning the results of operations and financial condition for the first quarter ended and as of March 31, 2024.
99.2	2024 First Quarter Earnings Presentation, dated April 29, 2024.
99.3	News release, dated April 29, 2024, announcing the declaration of a quarterly cash dividend.
99.4	News release, dated April 29, 2024, announcing the definitive merger agreement between Hope Bancorp, Inc. and Territorial Bancorp Inc.
99.5	Merger Agreement Presentation, dated April 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: April 29, 2024	By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer